GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of the 19th day of July, 2010, by GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation (singly or collectively, jointly and severally, “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association, as the Administrative Agent (as hereinafter defined).

PRELIMINARY STATEMENTS

Bank of America, N.A., a national banking association, as agent under a certain Credit Agreement (as may be modified, supplemented, restated, extended or renewed and in effect from time to time, the “Credit Agreement”), and other lending institutions which become parties to the Credit Agreement (Bank of America, N.A. and the other lending institutions which become parties to the Credit Agreement are collectively referred to as the “Lenders” and individually as a "Lender”; and Bank of America, N.A., in such capacity as agent for the Lenders, together with its successors and assigns, the “Administrative Agent”), and Grubb & Ellis Healthcare REIT II Holdings, LP, a Delaware limited partnership, G&E HC REIT II Lacombe MOB, LLC, a Delaware limited liability company, and G&E HC REIT II Parkway Medical Center, LLC, a Delaware limited liability company (together with each other party which becomes a borrower under the Credit Agreement, individually and collectively, the "Borrower”), have entered into, are entering into concurrently herewith, or contemplate entering into, the Credit Agreement, which Credit Agreement sets forth the terms and conditions of a loan (the "Loan”) to the Borrower for acquisition of certain medical office buildings, as more particularly described in the Credit Agreement and identified therein as the Borrowing Base Properties.

A condition precedent to the Administrative Agent’s and the Lenders’ obligation to make the Loan to the Borrower is, and the Administrative Agent and the Lenders are in making the Loan are relying upon, the Guarantor’s execution and delivery to the Administrative Agent of this Guaranty.

The Loan is, or will be, evidenced by one (1) or more Promissory Notes of even date with the Credit Agreement, executed by the Borrower and payable to the order of the Lenders in the aggregate principal face amount of $25,000,000.00 (such notes, as may hereafter be renewed, extended, supplemented, increased or modified and in effect from time to time, and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, is herein collectively referred to as the “Note”).

The Borrower may from time to time enter into one or more “Swap Contracts” as defined in the Credit Agreement.

Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Credit Agreement. This Guaranty is one of the Loan Documents described in the Credit Agreement.

STATEMENT OF AGREEMENTS

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and as a material inducement to the Administrative Agent and the Lenders to extend credit to the Borrower, the Guarantor hereby guarantees to the Administrative Agent and the Lenders the prompt and full payment of the indebtedness and obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”), this Guaranty being upon the following terms and conditions:

1. Guaranty of Payment. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, of all principal, interest (including interest accruing after maturity and after the commencement of any bankruptcy or insolvency proceeding by or against the Borrower, whether or not allowed in such proceeding), fees, late charges, costs, expenses, indemnification indebtedness and other sums of money now or hereafter due and owing, or which the Borrower is obligated to pay, pursuant to (a) the terms of the Note, the Credit Agreement, the Mortgage, the Environmental Agreement, any application, agreement, note or other document executed and delivered in connection with any Swap Contract or any other Loan Documents, and any indemnifications contained in the Loan Documents, now or hereafter existing, and (b) all renewals, extensions, refinancings, modifications, supplements or amendments of such indebtedness, or any of the Loan Documents, or any part thereof (the indebtedness described in clauses (a) and (b) above in this Section 1 is herein collectively called the "Indebtedness”). This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by the Administrative Agent or the Lenders in stages or installments. The guaranty of the Guarantor as set forth in this Section 1 is a continuing guaranty of payment and not a guaranty of collection.

2. Guaranty of Performance. The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders the complete performance when due of all other Obligations of the Borrower under all of the Loan Documents, including, without limiting the generality of the foregoing, all such Obligations of the Borrower to:

(a) Make all deposits required under the terms of the Credit Agreement and the other Loan Documents, as and when required;

(b) Promptly pay in full and discharge all property assessments prior to the day upon which the same shall become delinquent (subject to the terms of the Mortgage regarding permitted contests of such property assessments);

(c) Pay, at or before the times required by the Loan Documents, the premiums on all policies of insurance required to be maintained under the terms of the Loan Documents; and

(d) Duly and punctually perform and observe all other terms, covenants and conditions of the Note, the Credit Agreement, the Mortgage, the Environmental Agreement, all other Loan Documents, and any Swap Contract.

The foregoing obligations guaranteed under this Section 2 are defined as the "Guaranteed Performance Obligations”. The Guaranteed Performance Obligations are included as part of the Guaranteed Obligations for all purposes of this Guaranty.

3. Intentionally Omitted.

4. Primary Liability of Guarantor.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. The Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty shall be effective as a waiver of, and the Guarantor hereby expressly waives, any and all rights to which the Guarantor may otherwise have been entitled under any suretyship laws in effect from time to time, including any right or privilege, whether existing under statute, at law or in equity, to require the Administrative Agent to take prior recourse or proceedings against any collateral, security or Person (hereinafter defined) whatsoever.

(b) The Guarantor hereby agrees that in the event of (i) default by any Borrower in payment or performance of the Guaranteed Obligations, or any part thereof, when such indebtedness or performance becomes due, either by its terms or as the result of the exercise of any power to accelerate; (ii) the failure of the Guarantor to perform completely and satisfactorily the covenants, terms and conditions of any of the Guaranteed Obligations; (iii) the dissolution or insolvency of the Guarantor; (iv) the inability of the Guarantor to pay debts as they mature; (v) an assignment by the Guarantor for the benefit of creditors; (vi) the institution of any proceeding by or against the Guarantor in bankruptcy or for a reorganization or an arrangement with creditors, or for the appointment of a receiver, trustee or custodian for any of them or for any of their respective properties; (vii) the determination by the Administrative Agent in good faith that a material adverse change has occurred in the financial condition of the Guarantor; (viii) the entry of a judgment against the Guarantor which exceeds $5,000,000.00 and remains unsatisfied for more than thirty (30) days after being entered; (ix) a writ or order of attachment, levy or garnishment is issued against the Guarantor; (x) the falsity in any material respect of, or any material omission in, any representation made to the Administrative Agent or any Lender by the Guarantor; (xi) any transfer of assets of the Guarantor which would have a Material Adverse Effect on Guarantor or cause Guarantor to not be in compliance with the terms and provisions set forth in Section 16 of this Guaranty, without the Administrative Agent’s prior consent; (xii) a default by the Guarantor under any unsecured or recourse debt which individually or in the aggregate exceeds $5,000,000.00; (xiii) a default of the Guarantor under this Guaranty including specifically, but without limitation, under Section 16 or Section 20 of this Guaranty; or (xiv) the occurrence of an Event of Default under any other Loan Document (individually and collectively an “Event of Default”); then upon the occurrence of such Event of Default, the Guaranteed Obligations, for purposes of this Guaranty, shall be deemed immediately due and payable at the election of the Administrative Agent, and the Guarantor shall, on demand and without presentment, protest, notice of protest, further notice of nonpayment or of dishonor, default or nonperformance, or notice of acceleration or of intent to accelerate, or any other notice whatsoever, without any notice having been given to the Guarantor previous to such demand of the acceptance by the Administrative Agent of this Guaranty, and without any notice having been given to the Guarantor previous to such demand of the creating or incurring of such indebtedness or of such obligation to perform, all such notices being hereby waived by the Guarantor, pay the amount due to the Administrative Agent and the Lenders or perform or observe the agreement, covenant, term or condition, as the case may be, and pay all damages and all costs and expenses that may arise in consequence of such Event of Default (including, without limitation, all reasonable attorneys’ fees and expenses actually incurred, investigation costs, court costs, and any and all other costs and expenses incurred by the Administrative Agent in connection with the collection and enforcement of the Note or any other Loan Document), whether or not suit is filed thereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal. It shall not be necessary for the Administrative Agent, in order to enforce such payment or performance by the Guarantor, first to institute suit or pursue or exhaust any rights or remedies against the Borrower or others liable on such indebtedness or for such performance, or to enforce any rights against any security that shall ever have been given to secure such indebtedness or performance, or to join the Borrower or any others liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent the Administrative Agent from suing on the Note or foreclosing any or all of the Mortgages or from exercising any other rights thereunder, and if such foreclosure or other remedy is availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the amount due on the Note and Mortgage, and the Administrative Agent shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof. At any sale of any Borrowing Base Property or other collateral given for the Indebtedness or any part thereof, whether by foreclosure or otherwise, the Administrative Agent may at its discretion purchase all or any part of the Borrowing Base Property or collateral so sold or offered for sale for its own account and may, in payment of the amount bid therefor, deduct such amount from the balance due it pursuant to the terms of the Note, the Mortgage and other Loan Documents.

(c) Suit may be brought or demand may be made against the Borrower or against all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of the Administrative Agent against any party hereto. Any time that the Administrative Agent is entitled to exercise its rights or remedies hereunder, it may in its discretion elect to demand payment and/or performance. If the Administrative Agent elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If the Administrative Agent elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

(d) The liability of the Guarantor or any other Person hereunder for Guaranteed Obligations arising out of or related to the Environmental Agreement shall not be limited or affected in any way by any provision in this Guaranty, the other Loan Documents or applicable Law limiting the liability of the Borrower, the Guarantor or such other Person, or the Administrative Agent’s recourse or rights to a deficiency judgment.

5. Certain Agreements and Waivers by Guarantor.

(a) The Guarantor hereby agrees that neither the Administrative Agent’s rights or remedies nor the Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one (1) or more of the following events, actions, facts or circumstances, and the liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i) any limitation of liability or recourse in any other Loan Document or arising under any law;

(ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration;

(iii) the taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv) the operation of any statutes of limitation or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by the Administrative Agent against the Guarantor, to the fullest extent permitted by Law;

(v) any homestead exemption or any other exemption under applicable law;

(vi) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, including any impairment of the Guarantor’s recourse against any Person or collateral;

(vii) whether express or by operation of law, any partial release of the liability of the Guarantor hereunder, or if one or more other guaranties are now or hereafter obtained by the Administrative Agent covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of the Borrower or any other party liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii) the insolvency, bankruptcy, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership, limited liability company or other power of the Borrower or any other party at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix) either with or without notice to or consent of the Guarantor: any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any or all of the Guaranteed Obligations and/or any of the Loan Documents, including, without limitation, material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance or any other terms thereof, or any waiver, termination or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance or compromise that may be granted from time to time by the Administrative Agent to the Borrower, the Guarantor and/or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x) any neglect, lack of diligence, delay, omission, failure or refusal of the Administrative Agent to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xi) any failure of the Administrative Agent to notify the Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by the Administrative Agent against the Borrower or any security or other recourse, or of any new agreement between the Administrative Agent on behalf of the Lenders and the Borrower, it being understood that the Administrative Agent shall not be required to give the Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice the Guarantor may have otherwise had being hereby waived by the Guarantor, and the Guarantor shall be responsible for obtaining for itself information regarding the Borrower, including, but not limited to, any changes in the business or financial condition of the Borrower, and the Guarantor acknowledges and agrees that neither the Administrative Agent nor any Lender shall have any duty to notify the Guarantor of any information which the Administrative Agent or any Lender may have concerning the Borrower;

(xii) if for any reason the Administrative Agent or any Lender is required to refund any payment by the Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations or pay the amount thereof to someone else;

(xiii) the making of advances by the Administrative Agent or any Lender to protect its or their interest in any Borrowing Base Property, preserve the value of any Borrowing Base Property or for the purpose of performing any term or covenant contained in any of the Loan Documents;

(xiv) the existence of any claim, counterclaim, set-off or other right that the Guarantor may at any time have against the Borrower, the Administrative Agent, any Lender or any other Person, whether or not arising in connection with this Guaranty, the Note, the Credit Agreement or any other Loan Document;

(xv) the unenforceability of all or any part of the Guaranteed Obligations against the Borrower, whether because the Guaranteed Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Guaranteed Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because the Borrower has any valid defense, claim or offset with respect thereto, or because the Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that the Guarantor shall remain liable hereon regardless of whether the Borrower or any other Person be found not liable on the Guaranteed Obligations, or any part thereof, for any reason (and regardless of any joinder of the Borrower or any other party in any action to obtain payment or performance of any or all of the Guaranteed Obligations);

(xvi) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to the Borrower or any other Person, including any extension, reduction, composition or other alteration of the Guaranteed Obligations, whether or not consented to by the Administrative Agent, or any action taken or omitted by the Administrative Agent in any such proceedings, including any election to have the Administrative Agent’s claim allowed as being secured, partially secured or unsecured, any extension of credit by the Administrative Agent in any such proceedings or the taking and holding by the Administrative Agent of any security for any such extension of credit;

(xvii) any other conditions, event, omission, action or inaction that would in the absence of this paragraph result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(xviii) any early termination of any of the Guaranteed Obligations;

(xix) the Administrative Agent’s enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis;

(xx) any invalidity, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any Swap Contract or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of the Borrower thereunder or any limitation on the method or terms of payment thereunder which may now hereafter be caused or imposed in any manner whatsoever; or

(xxi) any rights it may have under the Illinois Sureties Act, 740 ILCS 155/1 et seq.

(b) In the event any payment by any Borrower or any other Person to the Administrative Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar law, or if for any other reason the Administrative Agent or any Lender is required to refund such payment or pay the amount thereof to any other party, such payment by the Borrower or any other Person to the Administrative Agent or any Lender shall not constitute a release of the Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by the Administrative Agent of this Guaranty or of the Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by the Administrative Agent or any Lender or paid by the Administrative Agent or any Lender to another Person (which amounts shall constitute part of the Guaranteed Obligations), and any interest paid by the Administrative Agent or any Lender and any reasonable attorneys’ fees, costs and expenses paid or actually incurred by the Administrative Agent or any Lender in connection with any such event. It is the intent of the Guarantor, the Administrative Agent and the Lenders that the obligations and liabilities of the Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of the Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor. The Administrative Agent shall be entitled to continue to hold this Guaranty in its possession for the longer of (i) the period after which any performance of obligations under the Environmental Agreement shall accrue, or (ii) a period of one (1) year from the date the Guaranteed Obligations are paid and performed in full and for so long thereafter as may be necessary to enforce any obligation of the Guarantor hereunder and/or to exercise any right or remedy of the Administrative Agent hereunder.

(c) The Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by the Administrative Agent or any Lender to the Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by the Administrative Agent or any Lender from the Borrower, any other Person or any other source (other than from the Guarantor pursuant to a demand by the Administrative Agent hereunder), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to any portion of the Loan which is not covered by this Guaranty, and last to the Guaranteed Obligations, and this Guaranty shall bind the Guarantor to the extent of any Guaranteed Obligations that may remain owing to the Administrative Agent and the Lenders. The Administrative Agent shall have the right to apply any sums paid by the Guarantor to any portion of the Loan in the Administrative Agent’s sole and absolute discretion.

(d) If acceleration of the time for payment of any amount payable by the Borrower under the Note, the Credit Agreement, any Swap Contract or any other Loan Document is stayed or delayed by any law or tribunal, all such amounts shall nonetheless be payable by the Guarantor on demand by the Administrative Agent.

6. Subordination. If, for any reason whatsoever, the Borrower is now or hereafter becomes indebted to the Guarantor:

(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of the Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b) except as expressly set forth in the Credit Agreement with respect to permitted distributions from the Borrower, the Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of the Borrower to the Guarantor until the Guaranteed Obligations have been fully and finally paid and performed;

(c) the Guarantor hereby assigns and grants to the Administrative Agent for the benefit of the Lenders a security interest in all such indebtedness and security therefor, if any, of the Borrower to the Guarantor now existing or hereafter arising, including any dividends and payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving the Borrower as debtor, the Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not a Default shall have occurred or be continuing under any of the Loan Documents), dividends and payments that are payable upon any obligation of the Borrower to the Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Guaranteed Obligations have been fully and finally paid and performed. If, notwithstanding the foregoing provisions, the Guarantor should receive any payment, claim or distribution that is prohibited as provided above in this Section 6, the Guarantor shall pay the same to the Administrative Agent immediately, the Guarantor hereby agreeing that it shall receive the payment, claim or distribution in trust for the Administrative Agent and shall have absolutely no dominion over the same except to pay it immediately to the Administrative Agent; and

(d) the Guarantor shall promptly upon request of the Administrative Agent from time to time execute such documents and perform such acts as the Administrative Agent may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section 6, including, but not limited to, execution and delivery of financing statements, proofs of claim, further assignments and security agreements, and delivery to the Administrative Agent of any promissory notes or other instruments evidencing indebtedness of the Borrower to the Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by the Guarantor, of obligations of the Borrower to the Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

7. Other Liability of Guarantor or Borrower. If the Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by the Borrower to the Administrative Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of the Administrative Agent and the Lenders hereunder shall be cumulative of any and all other rights that the Administrative Agent or any Lender may have against the Guarantor. If the Borrower is or becomes indebted to the Administrative Agent or any Lender for any indebtedness other than or in excess of the Indebtedness for which the Guarantor is liable under this Guaranty, any payment received or recovery realized upon such other indebtedness of the Borrower to the Administrative Agent or such Lender may, except to the extent paid by the Guarantor on the Indebtedness or specifically required by law or agreement of the Administrative Agent to be applied to the Indebtedness, in the Administrative Agent’s sole discretion, be applied upon indebtedness of the Borrower to the Administrative Agent or such Lender other than the Indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, the Guarantor’s liability under this Guaranty is in addition to any and all other liability the Guarantor may have in any other capacity, including without limitation, its capacity as a general partner.

8. Lender Assigns. This Guaranty is for the benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. The Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations, or any part thereof, and agrees that failure to give notice of any such transfer or assignment will not affect the liabilities of the Guarantor hereunder.

9. Binding Effect; Joint and Several Liability. This Guaranty is binding not only on the Guarantor, but also on the Guarantor’s successors and assigns. If this Guaranty is signed by more than one (1) Person, then all of the obligations of the Guarantor arising hereunder shall be jointly and severally binding on each of the undersigned, and their respective heirs, personal representatives, successors and assigns, and the term “Guarantor” shall mean all of such Persons and each of them individually.

10. Governing Law; Forum; Consent to Jurisdiction. This Guaranty is an agreement executed under seal. The validity, enforcement and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the laws of the State of Illinois and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. All obligations of the Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable. The Guarantor hereby irrevocably submits generally and unconditionally for the Guarantor and in respect of the Guarantor’s property to the nonexclusive jurisdiction of any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section and to the jurisdiction of any state or United States federal court sitting in the state in which any Borrowing Base Property is located, over any suit, action or proceeding arising out of or relating to this Guaranty or the Guaranteed Obligations. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection that the Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon the Guarantor and may be enforced in any court in which the Guarantor is subject to jurisdiction. The Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any state court, or any United States federal court, sitting in the state specified in the first sentence of this Section may be made by certified or registered mail, return receipt requested, directed to the Guarantor at the address set forth at the end of this Guaranty, or at a subsequent address of which the Administrative Agent receives actual notice from the Guarantor in accordance with the notice provisions hereof, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of the Administrative Agent to serve process in any manner permitted by law or limit the right of the Administrative Agent to bring proceedings against the Guarantor in any other court or jurisdiction. The Guarantor hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay of execution, inquisition and other rights to which the Guarantor may otherwise be entitled under the laws of the United States of America or any State or possession of the United States of America now in force or which may hereinafter be enacted. The authority and power to appear for and enter judgment against the Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as the Administrative Agent shall deem necessary and desirable.

11. Invalidity of Certain Provisions. If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable law.

12. Attorneys’ Fees and Costs of Collection. The Guarantor shall pay on demand all reasonable attorneys’ fees and all other costs and expenses actually incurred by the Administrative Agent’s and the Lenders’ in the enforcement of or preservation of the Administrative Agent’s or the Lenders’ rights under this Guaranty including, without limitation, all attorneys’ fees and expenses, investigation costs and all court costs, whether or not suit is filed hereon, or whether at maturity or by acceleration, or whether before or after maturity, or whether in connection with bankruptcy, insolvency or appeal, or whether in connection with the collection and enforcement of this Guaranty against any other Guarantor, if there be more than one (1). The Guarantor agrees to pay interest on any expenses or other sums due to the Administrative Agent and the Lenders under this Section 12 that are not paid when due, at a rate per annum equal to the Default Rate. The Guarantor’s obligations and liabilities under this Section 12 shall survive any payment or discharge in full of the Guaranteed Obligations. All such costs and expenses incurred by the Administrative Agent and the Lenders shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by the Guarantor on demand by the Administrative Agent.

13. Payments. All sums payable under this Guaranty shall be paid in lawful money of the United States of America that at the time of payment is legal tender for the payment of public and private debts.

14. Controlling Agreement. It is not the intention of the Administrative Agent, the Lenders or the Guarantor to obligate the Guarantor to pay interest in excess of that lawfully permitted to be paid by the Guarantor under applicable law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by the Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that the Guarantor, in the Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable law, the obligation of the Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable law. The provisions of this Section 14 shall override and control all other provisions of this Guaranty and of any other agreement between the Guarantor and the Administrative Agent.

15. Representations, Warranties, and Covenants of Guarantor. The Guarantor hereby represents, warrants and covenants to the Administrative Agent and the Lenders that (a) the Guarantor has a financial interest in each Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to each Borrower and from the making of this Guaranty by the Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against, the Guarantor; (c) the Guarantor is not, and the execution, delivery and performance by the Guarantor of this Guaranty will not cause the Guarantor to be, in violation of or in default with respect to any law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which the Guarantor is bound or affected; (d) the Guarantor is duly organized, validly existing, and in good standing under the laws of the state of its organization and under Maryland laws, and has full power and authority to enter into and perform this Guaranty; (e) the Guarantor will indemnify the Administrative Agent and the Lenders from any loss, cost or expense as a result of any representation or warranty of the Guarantor being false, incorrect, incomplete or misleading in any material respect; (f) there is no litigation pending or, to the knowledge of the Guarantor, threatened before or by any tribunal against or affecting the Guarantor which, if determined adversely, could reasonably be expected to have a Material Adverse Effect on Guarantor or Borrower; (g) all financial statements and information heretofore furnished to the Administrative Agent and the Lenders by the Guarantor do, and all financial statements and information hereafter furnished to the Administrative Agent and the Lenders by the Guarantor will, fully and accurately present the condition (financial or otherwise) of the Guarantor as of their dates and the results of the Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of the Guarantor heretofore furnished to the Administrative Agent and the Lenders, no material adverse change has occurred in the financial condition of the Guarantor, nor, except as heretofore disclosed in writing to the Administrative Agent and the Lenders, has the Guarantor incurred any material liability, direct or indirect, fixed or contingent; (h) after giving effect to this Guaranty, the Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of the Guarantor is an unreasonably small capital, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; (i) neither the Administrative Agent nor the Lenders have any duty at any time to investigate or inform the Guarantor of the financial or business condition or affairs of the Borrower or any change therein, and the Guarantor will keep fully apprised of the Borrower’s financial and business condition; (j) the Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from the Borrower or any other Person; and (k) the Guarantor has read and fully understands the provisions contained in the Note, the Credit Agreement, the Mortgage, the Environmental Agreement, and the other Loan Documents. The Guarantor’s representations, warranties and covenants are a material inducement to the Administrative Agent and the Lenders to enter into the other Loan Documents and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting the Borrower, the Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

The Guarantor further represents, warrants and covenants that if any Swap Contract shall at any time be in effect, (x) the Guarantor has received and examined copies of each such Swap Contract, the observance and performance of which by the Borrower is hereby guaranteed; (y) the Guarantor will benefit from each such Swap Agreement and any transactions thereunder with the Borrower, and the Guarantor has determined that the execution and delivery by the Guarantor of this Guaranty are necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor; and (z) neither the Administrative Agent nor any Lender has any duty to determine whether any Swap Contract, or any other transaction relating to or arising under any Swap Contract, will be or has been entered into by the Borrower for purposes of hedging interest rate, currency exchange rate or other risks arising in its businesses or affairs and not for purposes of speculation or is otherwise inappropriate for such Borrower. The Guarantor’s representations, warranties and covenants are a material inducement to the Administrative Agent and the Lenders to enter into the other Loan Documents and any Swap Contract shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting the Borrower, the Guarantor, any other party, or any security for all or any part of the Guaranteed Obligations.

16. Additional Covenants of Guarantor.

(a) Tangible Net Worth. The Guarantor shall at all times, to be tested quarterly as noted in Section 16(g) (commencing as of the quarter ending on September 30, 2010) and in connection with the delivery of a Guarantor Covenant Compliance Certificate (as defined below) in accordance with the terms and provisions of the Credit Agreement, maintain a minimum Tangible Net Worth in total of not less than $20,000,000.00 plus 75% of the aggregate amount of all net funds received by the Guarantor from offerings of Equity Interests by the Guarantor for the period commencing on June 30, 2010 through the Maturity Date (including any extension thereof).

(b) Liquid Assets. The Guarantor shall at all times, to be tested quarterly as noted in Section 16(g) (commencing as of the quarter ending on September 30, 2010) and in connection with the delivery of a Guarantor Covenant Compliance Certificate in accordance with the terms and provisions of the Credit Agreement, maintain aggregate liquid assets (i) of at least $5,000,000.00 for the period commencing on June 30, 2010 through December 31, 2010; (ii) of at least $10,000,000.00 for the period commencing on January 1, 2011 through December 31, 2011; and (iii) of at least $15,000,000.00 for the period commencing on January 1, 2012 through the Maturity Date (including any extension thereof). Eligible liquid assets shall be limited to cash or cash equivalents plus the amount by which the Aggregate Commitments exceed the Total Outstandings.

(c) Fixed Charge Coverage Ratio. The Guarantor shall maintain at all times, to be tested quarterly as noted in Section 16(g) (commencing as of the quarter ending on December 31, 2011) and in connection with the delivery of a Guarantor Covenant Compliance Certificate in accordance with the terms and provisions of the Credit Agreement on or after December 31, 2011, during the periods below a minimum Fixed Charge Coverage Ratio (i) for the quarterly testing period ending on December 31, 2011, not less than 1.75 to 1.00, and (ii) as of each calendar quarter end occurring after December 31, 2011 through the Maturity Date (including any extension thereof), not less than 2.00 to 1.00.

(d) Funded Debt Ratio. The Guarantor shall maintain at all times, to be tested quarterly as noted in Section 16(g) (commencing as of the quarter ending on September 30, 2010) and in connection with the delivery of a Guarantor Covenant Compliance Certificate in accordance with the terms and provisions of the Credit Agreement, a maximum ratio of Funded Debt to Total Assets of 50%.

(e) Maximum Dividend Ratio. The Guarantor shall maintain at all times, to be tested quarterly as noted in Section 16(g) (commencing as of the quarter ending on December 31, 2011) and in connection with the delivery of a Guarantor Covenant Compliance Certificate in accordance with the terms and provisions of the Credit Agreement on or after December 31, 2011, a ratio of the Guarantor’s paid out dividends and distributions during each calendar quarter to the Guarantor’s Funds From Operations received during such calendar quarter not less than the following: (i) commencing as of the calendar quarter end occurring on December 31, 2011, not less than 1.20 to 1.00, and (ii) as of each calendar quarter end occurring after December 31, 2011 through the Maturity Date (including any extension thereof), not less than 0.95 to 1.00.

(f) As used in this Section 16, the following terms shall have the meanings indicated below:

(i) “Equity Interests” means any share of capital stock of (or other ownership or profit interests in), any warrant, option or other right for the purchase or other acquisition of any share of capital stock of (or other ownership or profit interests in), any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such warrant, right or option for the purchase or other acquisition of such share (or such other interests), and any other ownership or profit interest in (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

(ii) “Fixed Charges” means, for any period, the sum of (x) Interest Expense for such period, plus (y) current scheduled principal payments on Funded Indebtedness for such period (including, for purposes hereof, current scheduled reductions in commitments, but excluding any payment of principal under the Loan Documents and any “balloon” payment or final payment at maturity that is significantly larger than the scheduled payments that preceded it) for a period beginning the day after the date of determination and lasting the same length of time as the applicable period referenced at the beginning of this definition, plus (z) dividends and distributions on preferred stock, if any, for such period, in each case, determined in accordance with GAAP.

(iii) “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (x) Operating Cash Flow to (y) Fixed Charges.

(iv) “Funded Debt” means, as of any date of determination, the sum of (x) all Funded Debt minus (y) to the extent included in the calculation of Funded Debt, the aggregate amount of Funded Debt directly attributable to FIN 46 consolidation requirements, all determined in accordance with GAAP.

"Funded Debt” means, as to any Person (or consolidated group of Persons) at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (1) all obligations for borrowed money, whether current or long-term (including all Obligations under the Loan Documents) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (2) all purchase money indebtedness (including indebtedness and obligations in respect of conditional sales and title retention arrangements, except for customary conditional sales and title retention arrangements with suppliers that are entered into in the ordinary course of business), and all indebtedness and obligations in respect of the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business and payable on customary trade terms); (3) all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations; (4) all preferred stock and comparable equity interests providing for mandatory redemption, sinking fund or other like payments; (5) support obligations in respect of Funded Debt of another Person (other than Persons in such group, if applicable); and (6) Funded Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and as such, has personal liability for such obligations, but only to the extent there is recourse to such person (or, if applicable, any Person in such consolidated group) for payment thereof.

For purposes hereof, the amount of Funded Debt shall be determined based on the outstanding principal amount in the case of borrowed money indebtedness under clause (1) and purchase money indebtedness and the deferred purchase obligations under clause (2), based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (3), and based on the amount of the Funded Debt that is the subject of the support obligations in the case of support obligations under clause (4). For purposes of clarification, “Funded Debt” of Persons constituting a consolidated group shall not include inter-company indebtedness of such Persons, general accounts payable of such Persons which arise in the ordinary course of business, accrued expenses of such Persons incurred in the ordinary course of business of minority interests in joint ventures or limited partnerships (except to the extent set forth in clause (6) above).

(v) “Funds From Operations” means, with respect to any period, net income (or loss), plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures as hereafter provided. Notwithstanding contrary treatment under GAAP, for purposes hereof, (x) “Funds From Operations” shall include, and be adjusted to take into account, the Borrower’s interests in unconsolidated partnerships and joint ventures, on the same basis as consolidated partnerships and subsidiaries, as provided in the “white paper” issued in April 2002 by the National Association of Real Estate Investment Trusts, and (y) net income (or loss) shall not include gains (or, if applicable, losses) resulting from or in connection with (1) restructuring of indebtedness, (2) sales of property, (3) sales or redemptions of preferred stock, (4) revenue or expenses related to owned and operated assets, (5) revenue or expense related to FIN 46 consolidation requirements, or (6) any other special charges.

(vi) “Interest Expense” means, for any period, all interest expense and letter of credit fee expense, as determined in accordance with GAAP during such period; provided that, Interest Expenses shall, in any event, (x) include the interest component under capital leases and the implied interest component under securitization transactions, and (y) exclude the amortization of any deferred financing fees.

(vii) “Operating Cash Flow” means, during the three (3) month period prior to the date of calculation, all rental and other income (including minimum rent, additional rent, escalation and pass through payments, utility charges, forfeited security deposits, service fees or charges and parking fees) received in such period from tenants under executed leases and licensing agreements, and including tenant servicing income (but excluding tenant security deposits) arising from the ownership and operation of all of the properties in the Guarantor’s REIT (i.e. including properties that are other than Borrowing Base Properties owned by the Borrower) in the ordinary course of business minus the sum of all costs, taxes, expenses and disbursements of every kind, nature or description actually paid or due and payable during such period in connection with the leasing, management, operation, maintenance and repair of all of the properties in the Guarantor’s REIT (i.e. including properties that are other than Borrowing Base Properties owned by the Borrower), and of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith including the greater of actual management fees or assumed management fees equal to (x) 3.0% of the effective gross revenues of all of the properties in the Guarantor’s REIT (i.e. including properties that are other than Borrowing Base Properties owned by the Borrower), and (y) a replacement reserve equal to $0.25 per square foot per year for the total square footage of rentable space in all of the properties in the Guarantor’s REIT (i.e. including properties that are other than Borrowing Base Properties owned by the Borrower), but excluding (1) non-cash expenses, such as depreciation and amortization costs, (2) state and federal income taxes, (3) the non-current portion of capital expenditures determined in accordance with GAAP, (4) debt service payable on the Loan, (5) principal and interest payments on other loans, and (6) non-recurring capitalized expenditures. In determining Operating Cash Flow, extraordinary items of income, such as those resulting from casualty or condemnation or lease termination payments of tenants, shall be deducted from income, and real estate taxes and insurance premiums paid on an annual basis shall be divided by four (4).

(viii) “Tangible Net Worth” means, as of any date of determination, (x) shareholders’ equity determined in accordance with GAAP, but with no upward adjustments due to any revaluation of assets, minus (y) all non-real estate related intangible assets, plus (z) all accumulated depreciation and amortization, all determined in accordance with GAAP.

(ix) “Total Assets” means the value of all of the Guarantor’s assets determined on a consolidated basis in accordance with GAAP.

(g) Certification. The Guarantor shall deliver to the Administrative Agent a signed statement from a Responsible Officer in form and substance satisfactory to the Administrative Agent (a “Guarantor Covenant Compliance Certificate”), within sixty (60) calendar days after the end of each calendar quarter, or at any time, upon request of the Administrative Agent, certifying that the Tangible Net Worth, the liquid assets, the Fixed Charge Coverage Ratio, the Funded Debt ratio, and the maximum dividend ratio covenants set forth in this Section 16 are satisfied and setting forth the actual values with respect to each such covenant as of the period just ended along with evidence satisfactory to the Administrative Agent of the Guarantor’s compliance with each of such covenants.

17. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by registered or certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified in this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by telegram, telex or facsimile. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt; provided that, service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

18. Cumulative Rights. The exercise by the Administrative Agent of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy. The Administrative Agent and the Lenders shall have all rights, remedies and recourses afforded to the Administrative Agent and the Lenders by reason of this Guaranty or any other Loan Document or by law or equity or otherwise, and the same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Guarantor or others obligated for the Guaranteed Obligations, or any part thereof, or against any one or more of them, or against any security or otherwise, at the sole and absolute discretion of the Administrative Agent, (c) may be exercised as often as occasion therefor shall arise, it being agreed by the Guarantor that the exercise of, discontinuance of the exercise of or failure to exercise any of such rights, remedies or recourses shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No waiver of any default on the part of the Guarantor or of any breach of any of the provisions of this Guaranty or of any other document shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers granted herein or in any other document shall be construed as a waiver of such rights and powers, and no exercise or enforcement of any rights or powers hereunder or under any other document shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. The granting of any consent, approval or waiver by the Administrative Agent shall be limited to the specific instance and purpose therefor and shall not constitute consent or approval in any other instance or for any other purpose. No notice to or demand on the Guarantor in any case shall of itself entitle the Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right, remedy or recourse of the Administrative Agent and the Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or the Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered to the Guarantor by the Administrative Agent.

19. Term of Guaranty. This Guaranty shall continue in effect until all the Guaranteed Obligations are fully and finally paid, performed and discharged, except that, and notwithstanding any return of this Guaranty to the Guarantor, this Guaranty shall continue in effect (a) with respect to any of the Guaranteed Obligations that survive the full and final payment of the indebtedness evidenced by the Note, (b) with respect to all obligations and liabilities of the Guarantor under Section 12, and (c) as provided in Section 5(b).

20. Financial Statements. As used in this Section, “Financial Statements” means a balance sheet, income statement, statement of cash flow (and amount and sources of contingent liabilities, if any as more particularly described in the footnotes to the Guarantor’s Financial Statements), a reconciliation of changes in equity, and, unless the Administrative Agent otherwise consents, consolidated and consolidating statements if the reporting party is a holding company or a parent of a subsidiary entity. Each party for whom Financial Statements are required is a “reporting party” and a specified period to which the required Financial Statements relate is a “reporting period”. The Guarantor shall provide or cause to be provided to the Administrative Agent the following:

(a) Annual Financial Statements, as contained in the Guarantor’s 10K SEC filings, and of each partner or member of Guarantor if Guarantor is a partnership or limited liability company, for each calendar year, as soon as reasonably practicable and in any event within ninety (90) days after the end of each calendar year.

(b) Quarterly Financial Statements, as contained in the Guarantor’s 10Q SEC filings, and of each partner or member of Guarantor if Guarantor is a partnership or limited liability company, for each calendar quarter, as soon as reasonably practicable and in any event within sixty (60) days after the end of each calendar quarter.

(c) An annual spreadsheet, as soon as reasonably practicable and in any event within ninety (90) days after the end of each calendar year, setting forth for each real property asset owned in whole or in part by the Guarantor the following information: (i) asset location and description, (ii) asset value which will be deemed to be equal to the purchase price paid, unless an appraisal was done subsequent to acquisition, or the purchase price paid less any impairment charges recorded on the property under GAAP, (iii) annual Net Operating Income of the asset, and (iv) details regarding any financing or credit arrangements with respect to the asset, including the name of the lender, the maturity date (including any extension options), the interest rate and any recourse obligations as to such financing or credit arrangement.

(d) An annual list, as soon as reasonably practicable and in any event within ninety (90) days after the end of each calendar year, setting forth all recourse and non-recourse debt of the Guarantor.

(e) Any other financial statements required to be delivered pursuant to Section 16 of this Guaranty and Section 6.01 of the Credit Agreement.

(f) From time to time promptly after the Administrative Agent’s request, such additional information, reports and statements regarding the business operations and financial condition of each reporting party as the Administrative Agent may reasonably request.

All Financial Statements shall be in form and detail satisfactory to the Administrative Agent and shall contain or be attached to the signed and dated written certification of the reporting party in form satisfactory to the Administrative Agent to certify that the Financial Statements are furnished to the Administrative Agent and the Lenders in connection with the extension of credit by the Administrative Agent and the Lenders and constitute a true and correct statement of the reporting party’s financial position. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a Responsible Officer of the entity satisfactory to the Administrative Agent. All year-end Financial Statements shall be audited or certified, as required by the Administrative Agent, without any qualification or exception not acceptable to the Administrative Agent, by independent certified public accountants acceptable to the Administrative Agent, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation. All quarter-end Financial Statements of the Guarantor shall be compiled or reviewed by independent certified public accountants acceptable to the Administrative Agent.

All assets shown on the Financial Statements provided by the Guarantor, unless clearly designated to the contrary, shall be conclusively deemed to be free and clear of any exemption or any claim of exemption of the Guarantor at the date of the Financial Statements and at all times thereafter. Acceptance of any Financial Statement by the Administrative Agent, whether or not in the form prescribed herein, shall be relied upon by the Administrative Agent in the administration, enforcement and extension of the Guaranteed Obligations.

21. Disclosure of Information. The Administrative Agent and each Lender may sell or offer to sell its interests in the Loan to one (1) or more assignees or participants and may disclose to any such assignee or participant or prospective assignee or participant, to the Administrative Agent’s affiliates, including without limitation Banc of America Securities LLC, to any regulatory body having jurisdiction over the Administrative Agent to any other parties as necessary or appropriate in the Administrative Agent’s or any Lender’s reasonable judgment, any information the Administrative Agent or any Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty or the Guarantor, including, without limitation, information regarding any security for the Guaranteed Obligations or for this Guaranty, credit or other information on the Guarantor, any Borrower and/or any other party liable, directly or indirectly, for any part of the Guaranteed Obligations.

22. Right of Set-Off. Upon the occurrence and during the continuance of any Default, however defined, in the payment or performance when due of any of the Guaranteed Obligations, the Administrative Agent and each Lender is hereby authorized, at any time and from time to time, to the fullest extent permitted by applicable law, without notice to any Person (any such notice being expressly waived by the Guarantor to the fullest extent permitted by applicable law), to set off and apply any and all deposits, funds or assets at any time held and other indebtedness at any time owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, whether or not the Administrative Agent shall have made any demand under this Guaranty or exercised any other right or remedy hereunder. The Administrative Agent and each Lender will promptly notify the Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 22 are in addition to the other rights and remedies (including other rights of setoff) that the Administrative Agent and each Lender may have and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by the Administrative Agent or such Lender.

23. Subrogation. Notwithstanding anything to the contrary contained herein, the Guarantor shall not have any right of subrogation in or under any of the Loan Documents or to participate in any way therein, or in any right, title or interest in and to any security or right of recourse for the Indebtedness or any right to reimbursement, exoneration, contribution, indemnification or any similar rights, until the Indebtedness has been fully and finally paid. This waiver is given to induce the Administrative Agent and the Lenders to make the Loan to Borrower.

24. Further Assurances. The Guarantor at the Guarantor’s expense will promptly execute and deliver to the Administrative Agent upon the Administrative Agent’s request all such other and further documents, agreements and instruments in compliance with or accomplishment of the agreements of the Guarantor under this Guaranty.

25. No Fiduciary Relationship. The relationship between the Administrative Agent and the Lenders and the Guarantor is solely that of lender and guarantor. Neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with or duty to the Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of the Administrative Agent or any Lender.

26. Interpretation. If this Guaranty is signed by more than one Person as "Guarantor”, then the term “Guarantor” as used in this Guaranty shall refer to all such Persons, jointly and severally, and all promises, agreements, covenants, waivers, consents, representations, warranties and other provisions in this Guaranty are made by and shall be binding upon each and every such Person, jointly and severally, and Lender may pursue any Guarantor hereunder without being required (a) to pursue any other Guarantor hereunder, or (b) pursue rights and remedies under the Mortgage and/or applicable law with respect to each Borrowing Base Property or any other Loan Documents. The term “Lender” shall be deemed to include any subsequent holder(s) of any Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. The terms “include” and “including” shall be interpreted as if followed by the words “without limitation”. All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of this Guaranty, “Person” or “Persons” shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including governmental bodies, agencies or instrumentalities, as well as natural persons.

27. Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

28. Intentionally Omitted.

29. Entire Agreement. This Guaranty embodies the entire agreement among the Administrative Agent and the Lenders and the Guarantor with respect to the guaranty by the Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by the Guarantor of the Guaranteed Obligations. No condition or conditions precedent to the effectiveness of this Guaranty exist. This Guaranty shall be effective upon execution by the Guarantor and delivery to the Administrative Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by the Administrative Agent and the Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded.

30. WAIVER OF JURY TRIAL. THE GUARANTOR AND THE ADMINISTRATIVE AGENT EACH WAIVE TRIAL BY JURY IN RESPECT OF ANY DISPUTE AND ANY ACTION ON ANY DISPUTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE GUARANTOR AND THE ADMINISTRATIVE AGENT, AND THE GUARANTOR AND THE ADMINISTRATIVE AGENT HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON OR ENTITY TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS. THE GUARANTOR AND THE ADMINISTRATIVE AGENT ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL. THE GUARANTOR FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

31. Credit Verification. Each legal entity and individual obligated on this Guaranty, whether as a Guarantor, a general partner of a Guarantor or in any other capacity, hereby authorizes the Administrative Agent to check any credit references and obtain credit reports from credit reporting agencies of the Administrative Agent’s choice in connection with any monitoring, collection or future transaction concerning the Loan, including any modification, extension or renewal of the Loan. Also in connection with any such monitoring, collection or future transaction, the Administrative Agent is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor duly executed this Guaranty under seal as of the date first written above.

GUARANTOR:

GRUBB & ELLIS HEALTHCARE REIT II, INC.,

a Maryland corporation

By: Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

Address of Guarantor:
c/o Grubb & Ellis Equity Advisors, LLC
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention: Danny Prosky, President & COO
Fax No.: (714) 975-2199 Address of Lender:
Bank of America, N.A.
135 South LaSalle Street, 12th Floor
Chicago, Illinois 60603
Attention: Michelle Herrick
Fax No.: (312)	904-6392